Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.73 for the Quarter Ended December 31, 2013

OMAHA, Neb.--(BUSINESS WIRE)--January 17, 2014--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.73 on net income available to common shareholders of $1.2 million for the fiscal quarter ended December 31, 2013.

“We are pleased with the start to fiscal 2014. Our relentless focus on customer service and reliability has positioned AMCON as a leader in the convenience distribution industry. We are committed to our customers’ profitability and growth which strengthens our partnership,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We actively manage our balance sheet to generate attractive risk adjusted rates of return on the assets we have deployed. We are actively seeking acquisitions that can benefit from our extensive platform of services.”

“One of our goals is to develop our business in higher margin non-traditional products. In particular, foodservice continues to be an area of high focus as our sales in this category grow. Additionally, we are enhancing our selection of electronic cigarettes as customer acceptance of these products has accelerated significantly,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“Industry growth in the retail health food sector has led to greater competition from new market entrants in the Midwestern markets. The number of new market entrants has placed pressure on sales as a result,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We were able to use our balance sheet strength to achieve several corporate objectives during the quarter. We negotiated the repurchase of 25,057 shares of common stock in a private transaction while at the same time taking advantage of attractive product related opportunities. At December 31, 2013 our shareholders’ equity was $53.0 million and consolidated debt was $33.5 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “The expansion of our foodservice facilities at our Rapid City, South Dakota branch continues to progress according to plan. This expansion will provide significant additional capacity to continue meeting our customers changing needs in the Dakotas that has resulted from considerable growth in that market. In addition, we continue to invest in information technology for internal and external purposes,” added Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2013 and September 30, 2013

	December	September
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$326,390	$275,036
Accounts receivable, less allowance for doubtful accounts of $1.2 million and $1.1 million at December 2013 and September 2013, respectively	32,092,060	28,383,205
Inventories, net	50,987,078	46,125,187
Deferred income taxes	1,437,481	1,831,933
Prepaid and other current assets	7,032,830	5,001,992
Total current assets	91,875,839	81,617,353

Property and equipment, net	13,527,259	13,088,859
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,729,728	4,820,978
Other assets	433,084	497,882
	$116,915,737	$106,374,899
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,847,759	$15,859,636
Accrued expenses	5,438,389	6,714,444
Accrued wages, salaries and bonuses	2,272,813	2,754,136
Income taxes payable	253,329	1,922,351
Current maturities of long-term debt	781,123	998,788
Total current liabilities	24,593,413	28,249,355

Credit facility	28,749,737	14,841,712
Deferred income taxes	3,417,396	3,327,010
Long-term debt, less current maturities	3,992,481	4,076,892
Other long-term liabilities	237,385	239,396

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both December 2013 and September 2013.	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both December 2013 and September 2013, and a total liquidation preference of $0.4 million at both December 2013 and September 2013.	400,000	400,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 611,432 shares outstanding at December 2013 and 623,115 shares outstanding at September 2013	6,677	6,543
Additional paid-in capital	13,610,519	12,502,135
Retained earnings	44,651,003	43,532,812
Treasury stock at cost	(5,242,874)	(3,300,956)
Total shareholders’ equity	53,025,325	52,740,534
	$116,915,737	$106,374,899

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2013 and 2012

	2013	2012
Sales (including excise taxes of $97.3 million and $98.0 million at December 2013 and December 2012, respectively)	$305,625,557	$302,218,321
Cost of sales	285,984,494	282,988,532
Gross profit	19,641,063	19,229,789

Selling, general and administrative expenses	16,492,263	15,848,472
Depreciation and amortization	624,040	593,862
	17,116,303	16,442,334
Operating income	2,524,760	2,787,455
Other expense (income):
Interest expense	301,995	316,052
Other (income), net	(30,231)	(61,349)
	271,764	254,703
Income from operations before income tax expense	2,252,996	2,532,752
Income tax expense	965,000	1,070,000
Net income	1,287,996	1,462,752
Preferred stock dividend requirements	(49,177)	(59,291)
Net income available to common shareholders	$1,238,819	$1,403,461

Basic earnings per share available to common shareholders	$1.99	$2.26
Diluted earnings per share available to common shareholders	$1.73	$1.90

Basic weighted average shares outstanding	622,226	622,277
Diluted weighted average shares outstanding	744,568	767,957

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,287,996	$1,462,752
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	532,790	502,612
Amortization	91,250	91,250
Gain on sale of property and equipment	(7,704)	(70,631)
Equity-based compensation	342,160	327,476
Deferred income taxes	484,838	419,627
Provision for losses on doubtful accounts	130,000	105,000
Provision for losses on inventory obsolescence	38,803	71,603
Other	(2,011)	(2,011)

Changes in assets and liabilities:
Accounts receivable	(3,838,855)	241,773
Inventories	(4,900,694)	(11,412,393)
Prepaid and other current assets	(2,030,838)	(878,343)
Other assets	64,798	56,705
Accounts payable	995	(2,021,716)
Accrued expenses and accrued wages, salaries and bonuses	(928,307)	(500,789)
Income tax payable	(1,669,022)	(1,569,182)
Net cash flows from operating activities	(10,403,801)	(13,176,267)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(985,678)	(330,228)
Proceeds from sales of property and equipment	9,320	139,040
Net cash flows from investing activities	(976,358)	(191,188)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	13,908,025	16,025,449
Principal payments on long-term debt	(302,076)	(292,345)
Repurchase of common stock and Series B Convertible Preferred Stock	(1,941,918)	(2,572,085)
Dividends paid on convertible preferred stock	(49,177)	(59,291)
Dividends on common stock	(120,628)	(117,428)
Proceeds from exercise of stock options	—	1,180
Withholdings on the exercise of equity-based awards	(62,713)	(74,610)
Net cash flows from financing activities	11,431,513	12,910,870
Net change in cash	51,354	(456,585)
Cash, beginning of period	275,036	491,387
Cash, end of period	$326,390	$34,802

	2013	2012
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$274,796	$279,667
Cash paid during the period for income taxes	2,149,184	2,219,555

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$60,332	$64,042
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,154,869	1,389,258
Conversion by holder of Series B Convertible Preferred Stock to common stock	—	100,000
Common stock acquired with other consideration	—	760,871

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727